EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 21, 2000, accompanying the consolidated financial statements of Cardia, Inc. included in the Annual Report on Form 10-KSB, as amended by Form 10-KSB/A, for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in this Registration Statement of Cardia, Inc. on Form S-8 to be filed with the Securities and Exchange Commission on or about August 11, 2000.


                                                         /s/ Grant Thornton LLP





Minneapolis, Minnesota
August 11, 2000




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